UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 11, 2019 (September 9, 2019)

GOLDEN MINERALS COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	1-13627	26-4413382
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

350 Indiana Street, Suite 650

Golden, Colorado 80401

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 839-5060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	AUMN	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02                         Termination of a Material Definitive Agreement

On June 26, 2019, Golden Minerals Company (the “Company”) and its indirectly wholly-owned subsidiary, Minera de Cordilleras S. de R.L. de C.V., entered into an agreement (the “Agreement”) to sell certain assets to Compañía Minera Autlán S.A.B. de C.V. (“Autlán”) for US$22.0 million.  On September 9, 2019, the Agreement was terminated in accordance with its terms.

Under the terms of the Agreement, Autlán had agreed to purchase three of the Company’s Mexican subsidiaries, which together hold the Velardeña properties, including the Velardeña and Chicago mines (which are currently on care and maintenance), two processing plants, mining equipment and other adjacent exploration properties. The sale would have included the lease agreement pursuant to which the Company has leased the Velardeña oxide plant to Minera Hecla, S.A. de C.V. through December 31, 2020 (the “Velardeña Lease”). The proposed transaction also included the sale of the Rodeo and Santa Maria project concessions.

The Agreement provided for a period of up to 75 days for Autlán to conduct due diligence related to the three subsidiary companies, the Rodeo concessions and the Santa Maria concessions.  Under the Agreement, Autlán had the right to terminate the Agreement at any time during the due diligence period.

Upon execution of the Agreement, Autlán paid a deposit of US$1.5 million to the Company.  The Company has an obligation to repay the deposit in the manner described below under Item 2.03.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

As a result of the termination of the Autlán purchase and sale agreement, the Company is required to repay the $1.5 million deposit, together with interest accruing at 3.0% per annum from the date of termination (the “Repayment Amount”), on or before December 8, 2019 (the “Due Date”).  If the Company does not pay such amount prior to the Due Date, then the Company shall transfer the Rodeo concessions to Autlán in full settlement of the deposit.  However, if the Rodeo concessions cannot be conveyed for any reason (as determined by Autlán in its reasonable discretion), then the Company will be obligated to repay the Repayment Amount, together with interest accruing at 11% per annum commencing on the Due Date, in monthly installments equal to the greater of (i) US$257,000 or (ii) 50% of the sum of the “Monthly Lease Payments” and the “Monthly Per Tonne Payments” (each as defined in the Velardeña Lease) until the Repayment Amount has been repaid with interest.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 11, 2019

Golden Minerals Company

By:	/s/ Robert P. Vogels
	Name:	Robert P. Vogels
	Title:	Senior Vice President, Chief Financial Officer and Corporate Secretary